                        INTERNATIONAL ELECTRONICS, INC.

                            1999 STOCK OPTION PLAN

                               TABLE OF CONTENTS

1.   PURPOSE                                                         A-1

2.   TERM OF THE PLAN                                                A-1

3.   STOCK SUBJECT TO THE PLAN                                       A-1

4.   ADMINISTRATION                                                  A-1

5.   ELIGIBILITY                                                     A-2

6.   OPTIONS                                                         A-2

7.   RESTRICTIONS ON ISSUE OF SHARES                                 A-3

8.   PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION                A-4

9.   WITHHOLDING; NOTICE OF DISPOSITION OF STOCK
     PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD                 A-4

10.  ADJUSTMENTS FOR CORPORATE TRANSACTIONS                          A-5

11.  RESERVATION OF STOCK                                            A-6

12.  LIMITATION OF RIGHTS IN STOCK;
     NO SPECIAL EMPLOYMENT OR OTHER RIGHTS                           A-6

13.  NONEXCLUSIVITY OF THE PLAN                                      A-6

14.  TERMINATION AND AMENDMENT OF THE PLAN                           A-6

15.  NOTICES AND OTHER COMMUNICATIONS                                A-7

16.  GOVERNING LAW                                                   A-7

17.  DEFINITIONS                                                     A-7

                        INTERNATIONAL ELECTRONICS, INC.
                            1999 STOCK OPTION PLAN

1.   PURPOSE

     The purpose of this Stock Option Plan (the "Plan") is to provide a means pursuant to which key employees and other key personnel, including consultants and directors of International Electronics, Inc. (the "Company") and of its Affiliates (as hereinafter defined), may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Plan, seeks to retain the services of its present key employees and other key personnel and to secure and retain the services of additional key employees and other key personnel.

2.   TERM OF THE PLAN

     Unless the Plan shall have been earlier terminated by the Board, Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Company's shareholders and ending immediately prior to the tenth anniversary of the approval of the Plan by the Company's shareholders. Options granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

3.   STOCK SUBJECT TO THE PLAN

     At no time shall the number of shares of Stock issued pursuant to or subject to Options granted under the Plan exceed 175,000 shares. Such shares may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires, terminates, or is canceled for any reason without having been exercised in full, the shares not purchased by the Optionee shall again be available for Options thereafter to be granted under the Plan.

4.   ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option to be granted by the Company in addition to any other determination allowed the Committee under the Plan: (a) the employee, director or consultant to receive the Option; (b) whether the Option will be of an Incentive Option or Nonstatutory Option; (c) the time of granting the Option;
(d) the number of shares subject to the Option; (e) subject to the limitations of Section 6.2(b), the Option Price of any Option; (f) the Option period of any Option; (g) the Option exercise date or dates of any Option; (h) the effect of termination of employment or other association with the Company and its Affiliates on the subsequent exercisability of the Option; and (i) such other provisions as the Committee from time to time shall deem appropriate. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, directors and consultants, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in this Plan shall be conclusive.

                                                                        Page A-1

5.   ELIGIBILITY

     Options may be granted to any employee, key personnel or consultant of the Company and/or any Affiliate. A director of the Company and/or any Affiliate may receive Options under this Plan.

6.   OPTIONS

     6.1  Provision for Grant.  Options may be granted under the Plan in the
          -------------------
form of either Incentive Options or Nonstatutory Options.

     6.2  Additional Terms and Conditions.  Any Options shall have the following
          -------------------------------
terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.

          (a)  Date of Grant. The granting of an Option shall take place at the
               -------------
time specified in the Option Agreement. Only if expressly so provided in the applicable Option Agreement shall the Grant Date be the date on which the Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

          (b)  Option Price. The Option Price under each Incentive Option shall
               ------------
be not less than 100% of the Fair Market Value of Stock on the Grant Date, or not less than 110% of the Fair Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The Option Price under each Nonstatutory Option shall be not less than 100% of the Fair Market Value of Stock on the Grant Date without regard to whether the Optionee is a Ten Percent Owner.

          (c)  Option Period. No Incentive Option may be exercised on or after
               -------------
the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. No Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date without regard to whether the Optionee is a Ten Percent Owner.

          (d)  Exercisability. An Option may be immediately exercisable or
               --------------
become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

          (e)  Minimum Number of Options to Exercise. The minimum number of
               -------------------------------------
shares with respect to which an Option may be exercised in part at any time is the lesser of:

               (1)  one hundred (100) shares, or
               (2) the maximum number of shares exercisable at such time under all Options held by the Optionee pursuant to the Plan.

          (f)  Termination of Association with the Company. Unless the Committee
               -------------------------------------------
shall provide otherwise in the grant of a particular Option under the Plan, or unless otherwise required to meet the requirements of Section 422 of the Code, if the Optionee's employment or other association with the Company and its Affiliates is terminated, whether voluntarily or otherwise, any Option shall immediately cease to be exercisable in any respect. Military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent recipient's reemployment rights, if any, are guaranteed by statute or by contract.

                                                                        Page A-2

          (g)  Transferability of Options.  Except as otherwise provided in this
               --------------------------
Section, Options shall not be transferable, other than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee. The Committee may, upon the grant of a Nonstatutory Option or by amendment to the agreement evidencing such an Option, provide that such Option may be transferred by the recipient to an Immediate Family Member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion.

          (h)  Exercise of Option.  An Option may be exercised by the Optionee
               ------------------
giving written notice, in the manner provided in Section 15, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the Option Price of the shares to be purchased or, if the Committee had so authorized on the grant of any particular Option hereunder (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery of that number of shares of Stock having a fair market value equal to the Option Price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Nothing herein shall be construed to preclude the Company from participating in a so-called "cashless exercise", provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify.

     6.3. Limit on Incentive Option Characterization.  An Incentive Option shall
          ------------------------------------------
be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Fair Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Fair Market
                                                 -----
Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

7.   RESTRICTIONS ON ISSUE OF SHARES

     7.1. Violation of Law.  Notwithstanding any other provision of the Plan,
          ----------------
if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

          (a) the shares are at the time of the issue of such shares effectively registered under the Act; or

          (b) the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company's legal counsel to the effect that the sale, transfer, assignment,

                                                                        Page A-3
pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Act or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

8.   PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION

     8.1.  Investment Representation.  Unless the shares to be issued pursuant
           -------------------------
to Options granted under the Plan have been effectively registered under the Act, the Company shall be under no obligation to issue any shares covered by any Option unless the recipient of such shares shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

     8.2.  Registration.  If the Company shall deem it necessary or desirable to
           ------------
register under the Act or other applicable statutes any shares issued or to be issued pursuant to Options granted under the Plan, or to qualify any such shares for exemption from the Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Option, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or such managing underwriter, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to such underwritten public offering of securities.

     8.3.  Placement of Legends; Stop Orders; etc.  Each share of Stock to be
           ---------------------------------------
issued pursuant to Options granted under the Plan may bear a reference to the investment representation made in accordance with Section 8.1 in addition to any other applicable restriction under the Plan and the terms of the Options and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.   WITHHOLDING;
     NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD

     9.1. Tax Withholding.  Whenever shares are issued or to be issued pursuant
          ---------------
to Options granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on such payment and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Option.

                                                                        Page A-4

     9.2.  Notification of Disposition.  Each person exercising any Incentive
           ---------------------------
Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

10.  ADJUSTMENTS FOR CORPORATE TRANSACTIONS

     10.1. Stock Dividend, Etc.  In the event of any stock dividend payable in
           -------------------
Stock or any split-up or contraction in the number of shares of Stock after the date of an Option Agreement evidencing an Option and prior to the exercise in full of the Option, the number of shares subject to such Option and the price to be paid for each share subject to the Option shall be proportionately adjusted.

     10.2. Stock Reclassification.  In the event of any reclassification or
           ----------------------
change of outstanding shares of Stock, shares of stock or other securities equivalent in kind and value to those shares an Optionee would have received if he or she had held the full number of shares of Stock subject to the Option immediately prior to such reclassification or change and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option.

     10.3. Consolidation or Merger.  Subject to the remainder of this Section
           -----------------------
10.3., in the event of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares and other securities an Optionee would have received if he or she had held the full number of shares of Stock remaining subject to the Option immediately prior to such consolidation, merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. However, unless any Option Agreement evidencing the grant of an Option shall provide different or additional terms, in any such transaction the Committee, in its discretion, may provide instead that any outstanding Option shall terminate, to the extent not exercised by the Optionee prior to termination, either (a) at the close of a period of not less than ten (10) days specified by the Committee and commencing on the Committee's delivery of written notice to the Optionee of its decision to terminate such Option without payment of consideration as provided in the following clause or
(b) as of the date of the transaction, in consideration of the Company's payment to the Optionee of an amount of cash equal to difference between the aggregate Fair Market Value of the shares of Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option.

     10.4. Dissolution or Liquidation.  Upon dissolution or liquidation of the
           --------------------------
Company, each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

     10.5. Related Matters.  Any adjustment required by this Section 10 shall
           ---------------
be determined and made by the Committee. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature

                                                                        Page A-5
contemplated by this Section 10, the number of shares of Stock available for the purposes of the Plan as stated in Section 3 shall be correspondingly adjusted.

11.  RESERVATION OF STOCK

     The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.  LIMITATION OF RIGHTS IN STOCK;
     NO SPECIAL EMPLOYMENT OR OTHER RIGHTS

     An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Stock to be issued pursuant to Options granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Articles of Organization and the By-Laws of the Company. Nothing contained in the Plan or in any Option Agreement shall confer upon any recipient of an Option any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

13.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of any recipient of an Option granted hereunder, adversely affect the rights of such recipient under such Option. The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of the recipient of such Option without his or her consent.

15.  NOTICES AND OTHER COMMUNICATIONS

     Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Option, at his or her residence address last filed with the Company and (ii) if to the Company, at 427 Turnpike Street, Canton, Massachusetts 02021, Attention: President, Telecopier: (781) 821-4443, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been

                                                                        Page A-6
received: (i) in the case of personal delivery, on the date of such delivery;
(ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.  GOVERNING LAW

     The Plan and all Option Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

17.  DEFINITIONS

     As used in this Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

     17.1.  Act means the Securities Act of 1933, as amended.
            ---

     17.2.  Affiliate means a parent or subsidiary corporation of the Company,
            ---------
as defined in Sections 424(e) and (f), respectively, of the Code.

     17.3.  Board means the Company's Board of Directors.
            -----

     17.4.  Code means the Internal Revenue Code of 1986, as amended from time
            ----
to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

     17.5.  Committee means a committee appointed by the Board, responsible for
            ---------
the administration of the Plan, as provided in Section 4 of the Plan. For any period during which no such committee is in existence all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board. The Board may at any time abolish the Committee and revest in the Board the administration of the Plan.

     17.6.  Company means International Electronics, Inc., a corporation
            -------
organized under the laws of the Commonwealth of Massachusetts.

     17.7.  Fair Market Value means the value of a share of Stock on any date as
            -----------------
determined by the Committee.

     17.8.  Grant Date means the date as of which an Option is granted, as
            ----------
determined under Section 6.

     17.9.  Immediate Family Member means an individual's parents, siblings,
            -----------------------
spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons.

     17.10. Incentive Option means an Option which by its terms is to be
            ----------------
treated as an "incentive stock option" within the meaning of Section 422 of the Code.

     17.11. Nonstatutory Option means any Option that is not an Incentive
            -------------------
Option.

     17.12. Option means an option to purchase shares of Stock granted under
            ------
the Plan.

     17.13. Option Agreement means an agreement between the Company and the
            ----------------
recipient of an Option, setting forth the terms and conditions of an Option.

                                                                        Page A-7

     17.14. Option Price means the price to be paid by an Optionee for a share
            ------------
of Stock upon exercise of an Option.

     17.15. Optionee means a person eligible to receive an Option, as provided
            --------
in Section 6, to whom an Option shall have been granted under the Plan.

     17.16. Plan means this 1999 Stock Option Plan of the Company, as amended
            ----
from time to time.

     17.17. Stock means Common Stock, par value $0.01 per share, of the Company.
            -----

     17.18. Ten Percent Owner means a person who owns, or is deemed within the
            -----------------
meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.


The following does not form part of this Plan but is included solely for informational purposes:

            Date of Board Approval:          January 26, 1999

            Date of Shareholder Meeting
            to Vote on Approval:             April 7, 1999

                                                                        Page A-8